As filed with the Securities and Exchange Commission on August 23, 2023

Registration No. 333-272510

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-4
ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pyxis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-1160910 (I.R.S. Employer Identification Number)

321 Harrison Avenue

Boston, MA 02118

(617) 221-9059

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lara Sullivan, M.D.

Chief Executive Officer

321 Harrison Avenue

Boston, MA 02140

(617) 221-9059
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Asher M. Rubin

Frank F. Rahmani

Istvan A. Hajdu

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, CA 94104

Telephone: (650) 565-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pyxis Oncology, Inc., a Delaware corporation (“Pyxis Oncology,” the “Company,” or “we”), hereby amends its registration statement on Form S-4 (File No. 333-272510) filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2023, as amended by the Pre-Effective Amendment No. 1 filed with the SEC on June 29, 2023, which became effective on June 30, 2023 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-3 (this “Post-Effective Amendment”) containing an updated prospectus relating to the shares of our common stock, par value $0.001 per share (our “Common Stock”), issuable upon the future exercise of certain outstanding warrants (collectively, the “Apexigen Warrants”) to purchase shares of common stock, par value $0.0001 per share (“Apexigen Common Stock”), of Apexigen, Inc., a Delaware corporation (“Apexigen”), which were converted into warrants to purchase shares of our Common Stock (the “Pyxis Oncology Warrants”) in connection with the acquisition of Apexigen by Pyxis Oncology, which was completed on August 23, 2023. All such shares of our Common Stock were previously registered on the Form S-4, but will be subject to issuance pursuant to this Post-Effective Amendment. The Company hereby amends the Form S-4 by filing this Post-Effective Amendment relating to 1,003,921 shares of our Common Stock issuable pursuant to the Pyxis Oncology Warrants. All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Form S-4.

On August 23, 2023, pursuant to the Agreement and Plan of Merger, dated as of May 23, 2023 (the “Merger Agreement”), by and among Apexigen, Pyxis Oncology, and Ascent Merger Sub Corp., a wholly-owned subsidiary of Pyxis Oncology (“Merger Sub”), Merger Sub merged with and into Apexigen (the “Merger”), with Apexigen continuing as a wholly-owned subsidiary of Pyxis Oncology.

At the effective time of the Merger (the “Effective Time”) and in accordance with the terms of the Apexigen Warrants, each Apexigen Warrant outstanding as of immediately prior to the Effective Time automatically ceased to represent a warrant to purchase Apexigen Common Stock and was assumed and converted as of the Effective Time into a warrant to acquire, on substantially similar terms and conditions as were applicable under such Apexigen Warrant, (A) a number of shares of our Common Stock determined by multiplying (1) the number of shares of Apexigen Common Stock subject to such Apexigen Warrant immediately prior to the Effective Time by (2) 0.1725 (the “Exchange Ratio”) (rounded down to the nearest whole share), with (B) an exercise price per share equal to (1) the exercise price per share of such Apexigen Warrant as of immediately prior to the Effective Time, divided by (2) the Exchange Ratio (rounded up to the nearest whole cent) (with any fractional shares dealt with in accordance with the terms of such Apexigen Warrants).

1,003,921 Shares

Common Stock

This prospectus relates to an aggregate of up to 1,003,921 shares of common stock, par value $0.001 per share (our “Common Stock”), of Pyxis Oncology, Inc. (“Pyxis Oncology,” the “Company,” or “we”), issuable upon the future exercise of certain outstanding warrants (collectively, the “Apexigen Warrants”) to purchase shares of common stock, par value $0.0001 per share, of Apexigen, Inc., a Delaware corporation (“Apexigen”), which were converted into warrants to purchase shares of our Common Stock (the “Pyxis Oncology Warrants”) in connection with the acquisition of Apexigen by Pyxis Oncology, which was completed on August 23, 2023, plus an indeterminate number of shares of our Common Stock that may be issued as a result of stock splits, stock dividends, recapitalizations or similar events as described in the warrant agreements governing the Apexigen Warrants.

On August 23, 2023, pursuant to the Agreement and Plan of Merger, dated as of May 23, 2023 (the “Merger Agreement”), by and among Apexigen, Pyxis Oncology, and Ascent Merger Sub Corp., a wholly-owned subsidiary of Pyxis Oncology (“Merger Sub”), Merger Sub merged with and into Apexigen (the “Merger”), with Apexigen continuing as a wholly-owned subsidiary of Pyxis Oncology.

At the effective time of the Merger, each outstanding Apexigen Warrant was converted into a Pyxis Oncology Warrant, with the number of underlying shares and applicable exercise price adjusted based on the Exchange Ratio (as defined in the Merger Agreement).

Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “PYXS.” On August 22, 2023, the last reported sale price of our Common Stock on Nasdaq was $2.30.

Investing in our Common Stock involves risk. See the section of this prospectus titled “Risk Factors” beginning on page 7, as well as the other information contained in or incorporated by reference into this prospectus, including the information contained under the caption titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 23, 2023.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4

PROSPECTUS SUMMARY	5

THE OFFERING	6

RISK FACTORS	7

USE OF PROCEEDS	8

DIVIDEND POLICY	9

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	10

PLAN OF DISTRIBUTION	14

VALIDITY OF COMMON STOCK	15

EXPERTS	16

ABOUT THIS PROSPECTUS

You should read carefully this prospectus in its entirety, together with additional information described in the section of this prospectus titled “Where You Can Find More Information.”

If the information in this prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus or in any prospectus supplement is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide you with different or additional information from that contained or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may be used only for the purpose for which it has been prepared. We are offering to sell our Common Stock, and seeking offers to buy our Common Stock, only in jurisdictions where such offers and sales are permitted. This prospectus does not constitute an offer, or an invitation on our behalf to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “Pyxis Oncology” or the “Company” refer to Pyxis Oncology, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. In addition, our website is located at www.pyxisoncology.com. Through links on the “Investors” portion of our website, we make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus, except for our reports and documents filed with the SEC that are specifically incorporated herein by reference. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address of that site is www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents and reports listed below (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on March 22, 2023 and amended on May 10, 2023) (the “2022 Annual Report”);

●	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2023 (filed with the SEC on May 11, 2023) and the period ended June 30, 2023 (filed with the SEC on August 11, 2023);

●	Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023, that are incorporated by reference into Part III of our 2022 Annual Report;

●

The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 5, 2021, and any other amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the 2022 Annual Report; and

●	Our Current Reports on Form 8-K filed with the SEC on March 22, 2023, March 28, 2023, May 24, 2023 (at 06:59:40), June 13, 2023, June 30, 2023, August 11, 2023 (at 06:34:09) and August 23, 2023.

In addition, we incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Pyxis Oncology, Inc.

321 Harrison Avenue

Boston, Massachusetts, 02118

(617) 221-9059

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part II, Item 1A. of our Quarterly Report on Form 10-Q for the period ended June 30, 2023 and in our other filings with the SEC. These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to purchase our Common Stock in this offering. You should read this entire prospectus carefully, as well as the information to which we refer you and the information incorporated by reference herein, before deciding to purchase our Common Stock in this offering. You should pay special attention to the sections titled “Risk Factors,” in each of this prospectus and our Quarterly Report on Form 10-Q for the period ended June 30, 2023, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as well as our consolidated financial statements, and the related notes thereto, each of which is incorporated by reference in this prospectus, before making an investment decision.

Pyxis Oncology, Inc.

We are a clinical-stage oncology company focused on developing a multi-modality portfolio of next-generation therapeutics to target difficult-to-treat cancers and improve quality of life for patients. We develop our product candidates with the objective to directly kill tumor cells, and to address the underlying pathologies created by cancer that enable its uncontrollable proliferation and immune evasion. We consider multi-modality as a variety of technologies, either stand-alone or in combination with others, to build effective cancer therapeutics for patients. Since our launch in 2019, we have developed a broad portfolio that includes novel antibody drug conjugate, or ADC, product candidates, immuno-oncology, or IO, product candidates, and monoclonal antibody, or mAb, preclinical discovery programs that we are developing as monotherapies and in combination with other therapies.

Our principal executive offices are located at 321 Harrison Avenue, Boston, Massachusetts, 02118, and our telephone number is (617) 221-9059. Our website address is www.pyxisoncology.com.

Our Common Stock is traded on Nasdaq under the symbol “PYXS.”

Additional information about us and our business is included in documents incorporated by reference in this prospectus. See the section of this prospectus titled “Where You Can Find More Information.”

THE OFFERING

The following summary contains basic information about our Common Stock offered hereby. This description is not complete and does not contain all of the information that you should consider before investing in shares of our Common Stock. For a more complete understanding of our Common Stock, you should read the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 5, 2021, and any other amendment or report filed for the purpose of updating such description, which are incorporated by reference herein.

Issuer	Pyxis Oncology, Inc., a Delaware corporation.

Common Stock Offered	1,003,921 shares of our Common Stock.

Use of Proceeds

If all of the Pyxis Oncology Warrants are exercised in full, we will issue approximately 1,003,921 shares of our Common Stock and will receive aggregate net proceeds of up to approximately $46,289,608. We intend to use the proceeds, if any, from the exercise of the Pyxis Oncology Warrants for general corporate purposes. We have no assurance that any of the Pyxis Oncology Warrants will be exercised.

Dividends

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, for use in the operation of our business and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. See the section of this prospectus titled “Dividend Policy.”

Listing	Our Common Stock is listed on Nasdaq under the trading symbol “PYXS.”

Risk Factors

Investing in our Common Stock involves risks. See the section of this prospectus titled “Risk Factors,” beginning on page 7, as well as the other information contained in or incorporated by reference into this prospectus, including the information contained under the caption titled “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2023, for a discussion of certain factors that you should carefully consider before making an investment decision.

Unless otherwise indicated, the information contained in this prospectus is as of the date set forth on the cover of this prospectus.

RISK FACTORS

An investment in shares of our Common Stock involves various risks. You should carefully consider the risk factors described in Part II, Item 1A. of our Quarterly Report on Form 10-Q for the period ended June 30, 2023, and in our other reports we file from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should also carefully consider the risks and the other information included or incorporated by reference into this prospectus before investing in our Common Stock. The risks described in the documents incorporated by reference herein are not the only risks applicable to us or an investment in our Common Stock. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

USE OF PROCEEDS

If all of the Pyxis Oncology Warrants are exercised in full, we will issue approximately 1,003,921 shares of our Common Stock and will receive aggregate net proceeds of up to approximately $46,289,608. We intend to use the proceeds from the exercise, if any, of the Pyxis Oncology Warrants for general corporate purposes. We have no assurance that any of the Pyxis Oncology Warrants will be exercised.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, for use in the operation of our business and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Any future determination to declare and pay dividends will be made at the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, our financial condition, our capital requirements, general business conditions, our future prospects and other factors that our board of directors may deem relevant. Our ability to pay cash dividends on our capital stock in the future may also be limited by the terms of any preferred securities we may issue or agreements governing any additional indebtedness we may incur.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of shares of our Common Stock. Except where noted, this summary deals only with shares of our Common Stock that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based upon provisions of the Code, its legislative history, U.S. Treasury Regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. There can be no assurance that a change in law will not alter significantly the tax considerations described in this summary.

For purposes of this discussion a “U.S. holder” means a beneficial owner of our Common Stock, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is, for U.S. federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Also, for purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our Common Stock who or that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances. In addition, this summary does not address the Medicare tax on certain net investment income, U.S. federal gift or estate tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary does not address the U.S. federal income tax consequences applicable to the exercise of Pyxis Oncology Warrants or to holders of our Common Stock that are subject to special treatment under the U.S. federal income tax laws, including (without limitation): former citizens or long-term residents of the United States, partnerships, S corporations or other pass-through entities (or investors in partnerships, S corporations or other pass-through entities), tax-exempt organizations or government organizations, banks, mutual funds or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities or other persons that elect to use a mark-to-market method of accounting for their holdings in our Common Stock, persons that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, persons that have a functional currency other than the U.S. dollar, persons who hold our Common Stock as “qualified small business stock” within the meaning of Section 1202 of the Code, persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment, persons subject to the alternative minimum tax, persons who acquire our Common Stock through stock options or in other compensatory transactions, or partnerships or other pass-through entities for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) that hold our Common Stock should consult their tax advisors regarding the U.S. federal income tax consequences to the relevant partnership and its partners of the ownership and disposition of our Common Stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR COMMON STOCK ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT OR ESTATE TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences of Holding and Disposing of Our Common Stock

U.S. Holders

Distributions

Distributions of cash or property on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from Pyxis Oncology’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed Pyxis Oncology’s current and accumulated earnings and profits, the distributions will be treated as a nontaxable return of capital to the extent of the U.S. holder’s tax basis in its our Common Stock and thereafter as capital gain from the sale or exchange of such our Common Stock. Please read “—Sales or other Taxable Dispositions.”

Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Sales or other Taxable Dispositions

A U.S. holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for our Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. holder’s adjusted tax basis in our Common Stock so disposed of. A U.S. holder’s adjusted tax basis in our Common Stock will generally equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements will generally apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of shares of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Distributions

Distributions of cash or property on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from Pyxis Oncology’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed Pyxis Oncology’s current and accumulated earnings and profits, the distributions will be treated as a nontaxable return of capital to the extent of the non-U.S. holder’s tax basis in our Common Stock and thereafter as capital gain from the sale or exchange of our Common Stock. Please read “—Sales or other Taxable Dispositions.” Subject to the withholding rules discussed below under “—Backup Withholding and Information Reporting” and “—Additional Withholding Requirements under FATCA” and with respect to effectively connected dividends, any distribution made to a non-U.S. holder on our Common Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate, and the non-U.S. holder will be required to update such forms and certifications from time to time as required by law. A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds our Common Stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to Pyxis Oncology or its paying agent, either directly or through other intermediaries. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

If dividends paid to a non-U.S. holder are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from the U.S. withholding tax described above, provided the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption, and the non-U.S. holder will be required to update such forms and certifications from time to time as required by law. Any such effectively connected dividends generally will be taxed on a net income basis at the rates and in the manner generally applicable to U.S. persons (as defined under the Code). If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Sales or other Taxable Dispositions

Subject to the discussion below under “—Backup Withholding and Information Reporting”, any gain realized by a non-U.S. holder on the sale or other disposition of our Common Stock generally will not be subject to U.S. federal income tax unless:

●

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition on a net income tax basis at the U.S. federal income tax rates applicable to U.S. citizens, nonresident aliens or domestic corporations, as applicable. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” (a “USRPHC”) if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Pyxis Oncology believes that it is not currently and will not become a USRPHC, and the remainder of this discussion assumes this is the case. However, because the determination of whether Pyxis Oncology is a USRPHC depends on the fair market value of Pyxis Oncology’s U.S. real property interests relative to the fair market value of its other business assets, there can be no assurance that it will not become a USRPHC in the future. If Pyxis Oncology is or becomes a USRPHC, however, so long as our Common Stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who actually or constructively holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our outstanding Common Stock will be subject to U.S. federal income tax on the sale or other disposition of our Common Stock.

Backup Withholding and Information Reporting

Any dividends (or other distributions) paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Common Stock effected by or through the office of a broker generally will be subject to information reporting and backup withholding (currently at the rate of 24%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the holder is not a U.S. person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Common Stock effected outside the United States by such a broker if it has certain relationships within the United States. Notwithstanding the foregoing, backup withholding and information reporting may apply if either Pyxis Oncology or its paying agent has actual knowledge, or reason to know, that the non-U.S. holder is a U.S. person who is not an exempt recipient under the Code and applicable Treasury Regulations.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the Treasury Regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Common Stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (2) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E) and provides certain information with respect to such United States owners; or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to gross proceeds from a sale or other disposition of our Common Stock, which may be relied upon by taxpayers until final regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

PLAN OF DISTRIBUTION

This prospectus relates to the shares of our Common Stock that are issuable upon the exercise of Pyxis Oncology Warrants. We are offering these shares of our Common Stock directly to the holders of these warrants according to the terms of the underlying warrant agreements. We are not using an underwriter in connection with this offering. These shares of our Common Stock will be listed for trading on Nasdaq.

In order to facilitate the exercise of any such warrants, we will furnish, at our expense, such reasonable number of copies of this prospectus to each person holding such a warrant as such holder may request, together with instructions that copies be delivered to the beneficial owners of such warrants.

VALIDITY OF COMMON STOCK

The validity of the securities offered in this offering will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pyxis Oncology, Inc. appearing in Pyxis Oncology, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

1,003,921 Shares

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Post-Effective Amendment.

SEC registration fee	$-
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Printing and miscellaneous fees and expenses	1,750
Total	$66,750

Item 15. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of its directors for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The amended and restated certificate of incorporation of Pyxis Oncology provides that none of its directors shall be personally liable to Pyxis Oncology or the stockholders of Pyxis Oncology for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The amended and restated certificate of incorporation of Pyxis Oncology contains provisions that limit the liability of the directors of Pyxis Oncology for monetary damages to the fullest extent permitted by the DGCL. Consequently, directors of Pyxis Oncology are not personally liable to Pyxis Oncology or stockholders of Pyxis Oncology for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to Pyxis Oncology or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
●	any transaction from which the director derived an improper personal benefit.

The amended and restated certificate of incorporation of Pyxis Oncology and the amended and restated bylaws of Pyxis Oncology require Pyxis Oncology to indemnify its directors and officers, and allow Pyxis Oncology to indemnify other employees and agents, to the fullest extent permitted by the DGCL. Subject to certain limitations and limited exceptions, the amended and restated certificate of incorporation of Pyxis Oncology requires Pyxis Oncology to advance expenses incurred by its directors and officers for the defense of any action for which indemnification is required or permitted.

Pyxis Oncology has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that Pyxis Oncology will indemnify each of its directors and such officers to the fullest extent permitted by law and the amended and restated certificate of incorporation of Pyxis Oncology.

Pyxis Oncology maintains a general liability insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling Pyxis Oncology for liability arising under the Securities Act, Pyxis Oncology has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

EXHIBIT NO.	DESCRIPTION
2.1

Agreement and Plan of Merger, dated May 23, 2023, by and among Pyxis Oncology, Inc., Ascent Merger Sub Corp., and Apexigen, Inc. (incorporated by reference to Exhibit 2.1 to Pyxis Oncology’s Current Report on Form 8-K, filed with the SEC on May 24, 2023).

4.1

Specimen Common Stock Certificate, $0.001 par value per share, of Pyxis Oncology, Inc. (incorporated by reference to Exhibit 4.1 of Pyxis Oncology’s Registration Statement on Form S-1/A (File No. 333-259627), filed with the SEC on October 4, 2021).

4.2*	Form of Pyxis Oncology Warrant #1 (common stock purchase warrant of Apexigen assumed by Pyxis Oncology in connection with the Merger on August 23, 2023).
4.3*	Form of Pyxis Oncology Warrant #2 (placement agent common stock purchase warrant of Apexigen assumed by Pyxis Oncology in connection with the Merger on August 23, 2023).
4.4*	Warrant Assumption Agreement, dated August 23, 2023, by and among Apexigen and Pyxis Oncology.
4.5*

Amended and Restated Warrant Agreement, dated July 29, 2022, by and between Brookline Capital Acquisition Corp. ("BCAC") and Contintental Stock Transfer and Trust Company ("Continental") which includes a form of warrant certificate for the Pyxis Oncology Warrant #3 (warrant of BCAC assumed by Apexigen in connection with its business combination with BCAC, assumed by Pyxis Oncology in connection with the Merger on August 23, 2023.

4.6*

Warrant Assignment, Assumption and Amendment Agreement, dated August 23, 2023, by and among Apexigen (as successor to BCAC), Pyxis Oncology and Broadridge Corporate Issuer Solutions, LLC (as successor to Continental).

4.7*†

Form of Pyxis Oncology Warrant #4 (warrant of Epitomics, Inc. (“Epitomics”) assumed by Apexigen in connection with its spin-out from Epitomics, assumed by Pyxis Oncology in connection with the Merger on August 23, 2023).

5.1*	Opinion of Sidley Austin LLP as to the validity of the securities being registered.
23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (included on the Signature Page).
107*	Calculation of Filing Fee Table.

* Filed herewith.

† Certain confidential information contained in this exhibit, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

(b) Financial Statement Schedules:

Not Applicable.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on August 23, 2023.

PYXIS ONCOLOGY, INC.

By:	/s/ Lara Sullivan, M.D.
Lara Sullivan, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Pyxis Oncology, Inc., or the Company, hereby severally constitute and appoint Lara Sullivan, M.D. and Pamela Connealy, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the post-effective amendment to Form S-4 on Form S-3 filed herewith, and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, in connection with the registration of equity securities of the Company thereunder, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Lara Sullivan, M.D.	President, Chief Executive Officer and Director	August 23, 2023
Lara Sullivan, M.D.	(Principal Executive Officer)

/s/ Pamela Connealy	Chief Financial Officer and Chief Operating Officer	August 23, 2023
Pamela Connealy	(Principal Financial Officer)

/s/ Jitendra Wadhane	Chief Accounting Officer	August 23, 2023
Jitendra Wadhane	(Principal Accounting Officer)

/s/ John Flavin	Chairman of the Board of Directors	August 23, 2023
John Flavin

/s/ Thomas Civik	Director	August 23, 2023
Thomas Civik

/s/ Darren Cline	Director	August 23, 2023
Darren Cline

/s/ Jakob Dupont, M.D.	Director	August 23, 2023
Jakob Dupont, M.D.

/s/ Rachel Humphrey, M.D.	Director	August 23, 2023
Rachel Humphrey, M.D.

/s/ Freda Lewis-Hall, M.D.	Director	August 23, 2023
Freda Lewis-Hall, M.D.